Exhibit 99.1

Cingulate Names Industry Veteran Bryan Downey Chief Commercial Officer to Lead Launch Preparation for CTx-1301

Appointment builds on recent FDA acceptance of New Drug Application for review and advances Cingulate’s transition toward commercialization pending FDA approval

Company also strengthens its cash position by completing a $6 million financing

KANSAS CITY, Kan., Nov.10, 2025 — Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company developing and advancing a pipeline of next-generation pharmaceutical products utilizing its proprietary Precision Timed Release™ (PTR™) drug-delivery platform, today announced the appointment of Bryan Downey as Chief Commercial Officer, following the U.S. Food and Drug Administration’s (FDA) acceptance of Cingulate’s New Drug Application (NDA) for CTx-1301 (dexmethylphenidate HCl) and assignment of a Prescription Drug User Fee Act (PDUFA) target action date of May 31, 2026.

Cingulate also announced it has completed a $6 million financing transaction, further strengthening its balance sheet and extending its cash runway into the second quarter of 2026, as the company prepares for commercialization, subject to FDA approval.

“Bryan’s appointment represents an important step in Cingulate’s evolution,” said Jay Roberts, Executive Chairman. “His experience driving successful product launches and organizational growth will be instrumental as we execute a disciplined, capital-efficient strategy to bring CTx-1301 to market, pending FDA approval. In parallel, this latest financing meaningfully extends our cash runway, providing the resources needed to advance launch readiness activities and position Cingulate for a successful commercialization phase.”

Downey brings more than 25 years of experience in commercial strategy, leadership, and business transformation, including a proven record of successful pharmaceutical product launches. He has held senior executive roles at Alfasigma USA and Jubilant Pharma, leading commercial operations and product commercialization efforts, and spent nearly two decades at Sanofi, where he served as Vice President and Head of the U.S. Cardiovascular and Allergy Business Unit. There, he oversaw multiple product launches and brand strategies across diverse therapeutic areas.

Most recently, Downey served as Managing Director in CRA | Admired Leadership’s Leadership Advisory Practice, where he advised Fortune 100 and biopharma executives on leadership, strategy, and organizational excellence.

“Cingulate is at a pivotal moment as we prepare to bring CTx-1301 to market,” said Bryan Downey, Chief Commercial Officer. “The potential to deliver rapid onset and entire active-day ADHD symptom control in one daily dose is a substantial differentiator from medications currently available. With our new drug application now accepted for review, we’re working closely with our partners at Indegene to establish the commercial infrastructure, market access execution, and launch readiness that will position CTx-1301 for success.”

Cingulate has partnered with Indegene, a digital-first life sciences commercialization company, to prepare for the potential launch of CTx-1301, pending FDA approval. This commercial strategy combines a Cingulate-led approach with Indegene’s AI-driven, data-rich platform designed to optimize prescriber reach, payer access, and patient support.The global ADHD market exceeds $23 billion annually, yet many patients still struggle with inconsistent symptom control or the need for multiple daily doses. Cingulate’s Precision Timed Release™ (PTR™) platform aims to solve this challenge by enabling three timed releases of medication from a single tablet—designed to maintain focus and attention across the entire active day.

On November 3, 2025, the Company granted non-qualified stock options to Bryan Downey to purchase a total of 30,000 shares of the Company’s common stock at an exercise price per share of $3.80, which was the closing price per share of the Company’s common stock as reported by NASDAQ on November 3, 2025. The grant was approved by the Compensation Committee of the Company’s Board of Directors as an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4). The options will vest over four years, with 25% of the shares underlying the option vesting on the one-year anniversary of the grant date and the remaining 75% vesting in approximately equal monthly installments over the following thirty-six months, subject to the employee being continuously employed by the Company through each vesting date.

Financing Overview

In conjunction with the leadership appointment, Cingulate completed a financing transaction with an accredited investor, providing net proceeds of $6 million. The transaction was structured as a $6,570,000 non-convertible, unsecured promissory note accruing interest at 9% per annum and maturing 18 months from issuance. The note provides the flexibility for Cingulate to begin monthly redemptions on the note subsequent to the CTx-1301 PDUFA date of May 31, 2026. Cingulate intends to use the proceeds for working capital and other general corporate purposes.

The offer and sale of the promissory note was made by Cingulate Inc. in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Attention-Deficit/Hyperactivity Disorder (ADHD)

ADHD is a chronic neurodevelopmental disorder affecting an estimated 20 million individuals in the U.S., including approximately 8 million children and 12 million adults. The condition is characterized by inattention, hyperactivity, and impulsivity that impair academic, professional, and social functioning. Stimulant medications remain the gold-standard therapy; however, most currently available extended-release formulations require multiple doses per day and often fail to provide consistent coverage across the entire active day.

About CTx-1301

CTx-1301 (dexmethylphenidate HCI) is a once-daily, multi-core tablet utilizing Cingulate’s proprietary Precision Timed Release™ (PTR™) platform to deliver three precisely timed releases of active medication across the day. This design aims to provide rapid onset of effect and entire active-day duration. CTx-1301 is being evaluated for the treatment of ADHD under the FDA’s 505(b)(2) pathway. In October 2025, Cingulate announced that the U.S. Food and Drug Administration (FDA) had accepted for review the New Drug Application (NDA) for CTx-1301 and had assigned a Prescription Drug User Fee Act (PDUFA) target action date of May 31, 2026. NDA acceptance signifies that the FDA has determined the submission is sufficiently complete to permit substantive review. NDA acceptance does not imply approval, nor does it guarantee any specific outcome or timing.

About Cingulate Inc.

Cingulate Inc. (NASDAQ: CING) is a biopharmaceutical company utilizing its proprietary Precision Timed Release™ platform technology to build and advance a pipeline of next-generation pharmaceutical products designed to improve patient outcomes in conditions characterized by burdensome daily dosing and suboptimal therapeutic coverage. Cingulate’s lead candidate, CTx-1301, is in late-stage development for ADHD, with additional candidates in anxiety and other neuropsychiatric indications. Cingulate is headquartered in Kansas City, Kansas. For more information, visit Cingulate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, the potential approval and commercialization of CTx-1301, financing transactions, cash runway, and other statements that are predictive in nature. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 27, 2025, and our other filings with the SEC. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law

Investor & Media Contact

Thomas Dalton, Vice President, Corporate Communications

Cingulate Inc.

Email: tdalton@cingulate.com | Phone: (913) 942-2301